Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100345, No. 333-110318, and No. 333-126535) of American General Finance Corporation of our report dated March 30, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Chicago, Illinois

March 30, 2006

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